Exhibit 10.8

CONFIDENTIAL

April 9, 2013

By Overnight Delivery

Genzyme Corporation

500 Kendall Street

Cambridge, MA 02142

Attention: General Manager, Endocrine Business

Facsimile: (617) 761-8667

Re:                             First Amendment to Co-Promotion Agreement to Extend Time to Pay Promotion Fees

Dear Sir or Madam;

This letter (the “Amendment”), effective as of the date first indicated above (the “Amendment Date”), amends that certain Co-Promotion Agreement (the “CoPromote”) dated as of January 18, 2012 by and between Genzyme Corporation (“Genzyme”) and Veracyte, Inc. (“Veracyte”) in accordance with Section 12.11 thereto. All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the CoPromote.

1.                   Section 6.1 of the CoPromote is hereby deleted and replaced in its entirety as follows:

6.1 Compensation to Genzyme. Subject to the provisions of and during the Term of this Agreement, as compensation for its marketing, promotion, and other activities and obligations under this Agreement, Genzyme shall receive a fee (the “Promotion Fees”) as follows:

6.1.1 Fifty percent (50%) of Net Revenues received by Veracyte on the Test in Territory A and Territory B on and after the Effective Date but before the first (1st) anniversary of the Effective Date;

6.1.2 Forty percent (40%) of Net Revenues received by Veracyte on the Test in Territory A and Territory B on and after the first (1st) anniversary of the Effective Date but before February 28, 2014; and

6.1.3 Thirty two percent (32%) of Net Revenues received by Veracyte on the Test in Territory A and Territory B on and after February 28, 2014 through the effective date of the expiration or termination of this Agreement (inclusive).

Such Promotion Fees shall be due on a quarterly basis as set forth in Section 6.3 below.

2.                   Section 6.3 of the CoPromote is hereby deleted and replaced in its entirety as follows:

6.3 Invoicing and Payment. Invoicing shall take place on a quarterly basis. Each invoice shall be based on the data contained in the Quarterly Net Revenue Reports received by Genzyme in accordance with Section 6.2 above and payment shall be due from Veracyte for such Promotion Fees not more than the Payment Period Days (as described below) from the date of invoice and may be made in the form of a wire transfer.  With respect to invoices for assistance and support provided by one party to the other party at such other party’s expense pursuant to the terms and conditions of this Agreement, payment shall be due within thirty (30) calendar days after receipt of a reasonably detailed invoice for such assistance and support. For invoices received by Veracyte from the date March 1, 2013 through September 30, 2014, the Payment Period Days shall be two hundred ten (210) calendar days. For invoices received by Veracyte following that date, the Payment Period Days shall be thirty (30) calendar days.

2.                   For purposes of clarity, it is the understanding of the parties that payment for any other amounts due under the CoPromote from Genzyme to Veracyte, including the License Fees described in Section 2.3.2 and the Funding Commitments described in Section 3.4, shall not be offset by any Promotion Fees that may be owed by Veracyte.

All other provisions of the CoPromote remain unchanged and the CoPromote remains in full force and effect on its terms.

If the foregoing is agreeable, kindly sign below to evidence your acceptance and approval.

Very truly yours,

Veracyte, Inc.

By:	/s/ Bonnie Anderson

Bonnie Anderson

Chief Executive Officer

The foregoing is agreed to and accepted by the undersigned, duly authorized officer of Genzyme:

Genzyme Corporation

By:	/s/ Rogerio Vivaldi

Name:	ROGERIO VIVALDI

Title:	SVP, HEAD OF RARE DISEASES

[SIGNATURE PAGE TO FIRST AMENDMENT TO CO-PROMOTION AGREEMENT

BETWEEN GENZYME AND VERACYTE]

	Regular Payments Schedule
	2013					2014					2015
(in 000’s)	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY	Total Pymts
Invoice by GZ		$1,757	$1,910	$2,349		$3,045	$2,958	$3,543	$4,471		$5,065	$5,867	$6,570	$8,053
Time to Pay (in Days)		30	30	30		30	30	30	30		30	30	30	30

Projected Cash Payments to GZ		$1,757	$1,910	$2,349	$6,016	$3,045	$2,958	$3,543	$4,471	$14,017	$5,065	$5,867	$6,570	$8,053	$25,555	$45,588

	Delayed Payments Schedule
	2013					2014					2015
(in 000’s)	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY	Total Pymts
Invoice by GZ		$1,757	$1,910	$2,349		$3,045	$2,958	$3,543	$4,471		$5,065	$5,867	$6,570	$8,053
Time to Pay (in Days)		210	210	210		210	210	210	30		30	30	30	30

Regular Payments to GZ		$0	$0	$0	$0	$0	$0	$0	$4,471	$4,471	$5,065	$5,867	$6,570	$8,053	$25,555	$30,026
Delayed Payments to GZ		0	0	1,757	1,757	1,910	2,349	3,045	3,270	10,573	3,543	0	0	0	3,543	15,873
Total Projected Cash Payments to GZ		$0	$0	$1,757	$1,757	$1,910	$2,349	$3,045	$7,741	$15,044	$8,607	$5,867	$6,570	$8,053	$29,098	$45,899

Quarterly/Annual Impact to GZ	$0	(51,757)	$(1,910)	$(591)	$(4,259)	$(1,135)	$(610)	$(498)	$3,270	$1,027	$3,543	$0	$0	$0	$3,543

Cumulative Impact to GZ	$0	$(1,757)	$(3,667)	$(4,259)	$(4,259)	$(5,393)	$(6,003)	$(6,501)	$(3,231)	$(3,231)	$311	$311	$311	$311	$311